PROSPECTUS SUPPLEMENT                                         File No. 333-68747
(To Prospectus and Prospectus Supplement dated May 6, 1999)       Rule 424(b)(3)
Prospectus number: 1970


                            Merrill Lynch & Co., Inc.


                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                              Floating Rate Notes



Principal Amount:  $60,000,000          Original Issue Date:   May 18, 2000

CUSIP Number:      59018S 6V1           Stated Maturity Date:  May 18, 2001


Interest Calculation:                   Day Count Convention:
[X] Regular Floating Rate Note          [X] Actual/360
[ ] Inverse Floating Rate Note          [ ] 30/360
    (Fixed Interest Rate)               [ ] Actual/Actual


Interest Rate Basis:
[ ] LIBOR                               [ ] Commercial Paper Rate
[ ] CMT Rate                            [ ] Eleventh District Cost of Funds Rate
[ ] Prime Rate                          [ ] CD Rate
[X] Federal Funds Rate                  [ ] Other (see attached)
[ ] Treasury Rate
    Designated CMT Page:                    Designated LIBOR Page:
      CMT Telerate Page:                      LIBOR Telerate Page:    3750
      CMT Reuters Page:                       LIBOR Reuter Page:


Index Maturity:         Daily Fed Funds Effective     Minimum Interest Rate:   Not Applicable

Spread:                 0.160%                        Maximum Interest Rate:   Not Applicable

Initial Interest Rate:  TBD                           Spread Multiplier:       Not Applicable


Interest Reset Dates:       Daily,   subject  to  the  following   business  day
                            convention.

Interest Payment Dates:     Quarterly, on the 18th of August, November, February
                            and at Maturity, subject to the following business day convention.

Repayment at the
Option of the Holder:       The  Notes  cannot  be  repaid  prior to the  Stated
                            Maturity Date.

Redemption at the
Option of the Company:      The Notes  cannot be  redeemed  prior to the  Stated
                            Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                    The Chase Manhattan Bank

Dated:                      May 15, 2000